                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    JOURNAL REGISTER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

               [LOGO]

                                                                  March 31, 1999

Dear Fellow Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Journal Register Company, which will be held on Tuesday, May 18, 1999, at The War Memorial, West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time.

    The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope that many of you will be able to attend our 1999 Annual Meeting in person. If you plan to attend, please write your name on the enclosed admission ticket and bring it with you to the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

    Thank you for your support of Journal Register Company.

                                          Sincerely,

                                          /s/ Robert M. Jelenic

                                          Robert M. Jelenic
                                          Chairman, President and Chief
                                          Executive Officer

                            JOURNAL REGISTER COMPANY
                              STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1999

                            ------------------------

To the Stockholders of Journal Register Company:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Journal Register Company, a Delaware corporation (the "Company"), will be held on Tuesday, May 18, 1999, at The War Memorial, West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time, for the following purposes:

1. To elect three Class B directors to hold office until the 2002 Annual Meeting of Stockholders;

2.  To approve the Executive Incentive Compensation Plan;

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 1999; and

4. To transact such other business as may properly be presented at the 1999 Annual Meeting and at any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 23, 1999 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the offices of the Company at State Street Square, 50 West State Street, Trenton, New Jersey 08608 for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                        By Order of the Board of Directors,

                                        /s/ Jean B. Clifton

                                        Jean B. Clifton
                                        SECRETARY

Trenton, New Jersey
March 31, 1999

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                            JOURNAL REGISTER COMPANY
                              STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is being furnished to stockholders of Journal Register Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 18, 1999, at The War Memorial, West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth herein.

    Only holders of record of Common Stock as of the close of business on March 23, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 47,295,781 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE THREE NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS, "FOR" THE APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1999 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    This Proxy Statement and the accompanying proxy card are being mailed to Company stockholders on or about March 31, 1999.

    Any holder of Common Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Assistant Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention: Melissa L. Capestro, Assistant Secretary.

    In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) will be included. The Company's Amended and Restated By-laws (the "By-laws") provide that directors are elected by a plurality of the votes cast at the meeting and that all other matters must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter (unless the matter is one for which the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation or the By-laws require a greater vote). Therefore, with respect to any matter requiring approval of the affirmative vote of a majority of the shares present in person or represented by proxy, abstentions will have the same effect as a vote against the matter but, with respect to the election of directors, abstentions will be excluded when calculating the number of votes cast on the matter. In all instances, broker non-votes will be excluded from the calculation.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The number of directors of the Company, as determined by the Board, is currently eight. The Board has not yet selected a candidate to fill the open Class C directorship. The Board consists of three classes: Class A, Class B and Class C. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired or otherwise left office. In accordance with the By-laws, the Board has determined that Class B directors are to be elected at the Annual Meeting, Class C directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2000 and Class A directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2001.

    At the Annual Meeting, three Class B directors are to be elected to the Board, to serve until the Annual Meeting of Stockholders to be held in 2002. The nominees for election at the Annual Meeting are Gary D. Nusbaum, Jean B. Clifton and Joseph A. Lawrence. Each nominee is presently a director of the Company. If any of the above nominees is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that any of the above nominees will be unable or unwilling to serve as a director.

    The following table sets forth the name and age (as of the date of the Annual Meeting) of the directors, the class to which each director has been nominated for election or elected, their principal occupations at present, the positions and offices, if any, held by each director with the Company in addition to their position as a director, and the period during which each has served as a director of the Company.

                                                                                                             SERVED AS A
                                                                                                           DIRECTOR OF THE
NAME                                         AGE             PRINCIPAL OCCUPATION--POSITION HELD            COMPANY SINCE
---------------------------------------      ---      --------------------------------------------------  -----------------
CLASS A--2001
Douglas M. Karp........................          44   Managing Director of E.M. Warburg, Pincus & Co.,             1997
                                                      LLC
John R. Purcell........................          67   Chairman and Chief Executive Officer of Grenadier            1997
                                                      Associates Ltd.

CLASS B--1999
Gary D. Nusbaum........................          32   Managing Director of E.M. Warburg, Pincus & Co.,             1999
                                                      LLC
Jean B. Clifton........................          38   Executive Vice President, Chief Financial Officer            1997
                                                      and Secretary
Joseph A. Lawrence.....................          49   Private Investor                                             1997

CLASS C--2000
John L. Vogelstein.....................          64   Vice Chairman and President of E.M. Warburg,                 1997
                                                      Pincus & Co., LLC
Robert M. Jelenic......................          48   Chairman, President and Chief Executive Officer              1997

CLASS A DIRECTORS

    DOUGLAS M. KARP has been a director of the Company since March 1997. Mr. Karp has been a General Partner of Warburg, Pincus & Co. ("WP") and a Member and Managing Director of E.M. Warburg, Pincus & Co., LLC ("EMWP") and its predecessors since 1991. Mr. Karp is a director of Qwest Communications International, Inc. ("Qwest"); Golden Books Family Entertainment, Inc.; Primus Telecommunications Group, Inc.; TV Filme, Inc.; Paging Network do Brasil, S.A.; and several privately held companies.

    JOHN R. PURCELL has been a director of the Company since June 1997. Mr. Purcell has been Chairman and Chief Executive Officer of Grenadier Associates Ltd., a venture banking firm, since 1989. From 1991 to 1996, Mr. Purcell was also Chairman of Donnelly Marketing, Inc., a data-based direct marketing company. From 1987 to 1990, Mr. Purcell served as Chairman of Mindscape, Inc., an educational and entertainment computer software company. From 1982 to 1986, Mr. Purcell was Chairman and President of SFN Companies, Inc., a communications company. Prior to 1982, Mr. Purcell was also an Executive Vice President of CBS, Inc. and was a Senior Vice President, Finance and Business Operations of Gannett Co., Inc. Mr. Purcell is a director of Bausch & Lomb, Inc.; Technology Solutions Company and Omnicom Group, Inc.

CLASS B DIRECTORS

    GARY D. NUSBAUM has been a director of the Company since February 1999. Mr. Nusbaum has been a General Partner of WP and a Member and Managing Director of EMWP since January 1997. Mr. Nusbaum was a Vice President of Warburg, Pincus Ventures, LLC from January 1995 to December 1996 and was an Associate at Warburg, Pincus Ventures, LLC from September 1989 to December 1994. Mr. Nusbaum is a director of TV Filme, Inc.; Paging Network do Brasil, S.A.; and several privately held companies.

    JEAN B. CLIFTON has been a director of the Company and its predecessors for more than the past five years. Ms. Clifton is the Executive Vice President, Chief Financial Officer and Secretary of the Company, positions she has held since the Company's inception. Prior to joining the Company, Ms. Clifton, a Certified Public Accountant, had been employed by Arthur Young & Co. (a predecessor to Ernst & Young LLP). Ms. Clifton has 13 years of senior management experience in the newspaper industry. Ms. Clifton is a member of the Board of Trustees of Junior Achievement of Central New Jersey, the Honorary Advisory Board of KidsBridge Children's Cultural Center in Trenton, the Board of Directors of The Fresh Air Fund, and the Postal Affairs and Employee Benefits committees of the Newspaper Association of America.

    JOSEPH A. LAWRENCE has been a director of the Company since August 1997. From June 1998 (the date when Qwest and LCI International, Inc. ("LCI") merged) to February 1998, Mr. Lawrence was Executive Vice President and Chief Administrative Officer of Qwest. Prior to June 1998, Mr. Lawrence was Executive Vice President of LCI. Mr. Lawrence joined LCI in October 1993 as Senior Vice President of Finance and Development and Chief Financial Officer, assuming the role of Executive Vice President and Chief Financial Officer in August 1997. From 1990 to 1993, Mr. Lawrence was Vice President of Finance and Administration for MCI Communications Corporation's Consumer Markets division and from 1985 to 1990 was Senior Vice President of Finance for MCI Communications Corporation's Mid-Atlantic division.

CLASS C DIRECTORS

    JOHN L. VOGELSTEIN has been a director of the Company and its predecessors for more than the past five years. Mr. Vogelstein is a General Partner of WP and a Member, Vice Chairman and President of EMWP, where he has been employed since 1967. Mr. Vogelstein is a director of ADVO, Inc.; Golden Books Family Entertainment, Inc.; and Mattel, Inc.

    ROBERT M. JELENIC has been a director of the Company and its predecessors for more than the past five years. Mr. Jelenic is the Chairman, President and Chief Executive Officer of the Company. He has been President and Chief Executive Officer since the inception of the Company in 1990. A Chartered Accountant, Mr. Jelenic began his business career with Arthur Andersen in Toronto, Canada. Mr. Jelenic has 23 years of senior management experience in the newspaper industry, including 12 years with the Toronto Sun Publishing Corp. Mr. Jelenic is a director of the Newspaper Association of America.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF GARY
D. NUSBAUM, JEAN B. CLIFTON AND JOSEPH A. LAWRENCE AS CLASS B DIRECTORS.

                   GENERAL INFORMATION RELATING TO THE BOARD

THE BOARD

    The Board manages the business and affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to two committees. The Board held five meetings in 1998. Each member of the Board attended at least 75% of the aggregate meetings of the Board and the committees thereof of which he or she was a member during 1998.

COMMITTEES OF THE BOARD

    During 1998, the standing committees of the Board consisted of an Audit Committee, established in September 1997, and a Compensation Committee, established in May 1997. The By-laws provide, in general, that if a stockholder intends to propose business or make a nomination for the election of directors at the annual meeting, the Company must receive notice of such intention no later than the close of business on the 90(th) day nor earlier than the close of business on the 120(th) day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120(th) day prior to such annual meeting nor later than the close of business on the later of the 60(th) day prior to such annual meeting or the 10(th) day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must include (a) as to each person who the stockholder proposes to nominate for election or reelection, all information relating to the proposed nominee required by the Securities and Exchange Commission (the "Commission") to be disclosed in solicitations of proxies for election of directors in an election contest or, is otherwise required (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), or, (b) as to any other business, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also include (i) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, the required stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Company's Secretary at its principal executive offices not later than the close of business on the 10(th) day following the day on which such public announcement is first made by the Company. The foregoing is only a summary of detailed provisions of the By-laws and is qualified by reference to the text thereof.

    During 1998, the Audit Committee, consisting of Messrs. Purcell and Lawrence, held three meetings. The Audit Committee reviews annually the qualifications of the Company's independent certified public accountants, makes recommendations to the Board as to their selection and reviews the planning, fees and results of the audit.

    During 1998, the Compensation Committee, consisting of Messrs. Karp, Purcell and Lawrence, held two meetings. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management and for administering all executive compensation plans.

COMPENSATION OF DIRECTORS

    Independent directors receive an annual fee of $10,000, a fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting attended by telephone conference call. All directors are reimbursed for all reasonable expenses incurred in connection with their attendance at Board meetings. Under the Company's 1997 Stock Incentive Plan, the Company grants independent directors, during the term of their directorships, non-qualified stock options ("NQOs") to purchase 10,000 shares of Common Stock annually on terms and conditions specified by the Compensation Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 (the "Named Executives"), with respect to 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                -------------------------
                                                           COMPENSATION(1)      SECURITIES
                 NAME AND                              -----------------------  UNDERLYING       LTIP         ALL OTHER
            PRINCIPAL POSITION                YEAR     SALARY($)    BONUS($)    OPTIONS (#)  PAYOUTS($)(2) COMPENSATION(3)
------------------------------------------  ---------  ---------  ------------  -----------  ------------  ----------------

Robert M. Jelenic,........................       1998  $ 825,000  $    195,000     320,000    $  255,623      $   24,750
  Chairman, President and                        1997    825,000    10,497,142(4)    645,834     431,137          24,750
    Chief Executive Officer                      1996    800,000       200,000          --       326,667          24,000

Jean B. Clifton,..........................       1998    465,000       125,000     160,000       116,124          13,950
  Executive Vice President,                      1997    445,000     5,268,571(4)    322,916     190,746          13,350
    Chief Financial Officer                      1996    425,000       125,000          --       143,850          12,750
    and Secretary

William J. Rush,..........................       1998    232,019         5,000      25,000(5)      60,796          2,803
  Vice President of the                          1997    275,000     1,189,676(4)     52,474(5)      34,293         3,500
    Company and Publisher                        1996    265,000        15,000          --        76,050           3,450
    and Chief Executive
    Officer, NEW HAVEN REGISTER

Allen J. Mailman,.........................       1998    187,500        12,500      25,000        40,359           5,625
  Senior Vice President of                       1997    185,000     1,174,676(4)     56,510      64,091           5,550
    Technology                                   1996    180,000         7,500          --        48,250           5,400

William J. Higginson,.....................       1998    180,000        12,500      25,000        17,359           5,400
  Vice President of Production                   1997    175,000     1,041,184(4)     53,126       8,213           5,175
                                                 1996    170,000         7,500          --         4,301           5,100

--------------------------

    Footnotes on following page.

------------------------
(1) All other annual compensation has been omitted because such compensation (which related only to perquisites and personal benefits) did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive.

(2) Prior to the Company's initial public offering of Common Stock in May 1997 (the "Offering"), the Company maintained a bonus plan (the "StarShare Plan"), which commenced in January 1992 and in which key employees were eligible to participate. Each participant received award units (the "StarShare Units") based on target percentages of his or her base salary. Each StarShare Unit represented a proportionate share of an aggregate dollar amount. Such dollar amount was based on certain performance measures related to the Company's compound annual growth in cash flow and revenue and reduction in debt and/or equity redemption over a three-year performance period. In general, StarShare Units granted under the StarShare Plan vest at the end of the third year of the grant. Following the applicable vesting period, the values of the StarShare Units are paid to the participants in three equal annual installments, with interest paid on the second and third payments at the applicable treasury note rate from the first applicable payment date. The Company discontinued making grants under the StarShare Plan prior to completion of the Offering and all future payouts with respect to outstanding grants are payable solely in cash.

(3) These amounts represent the Company's matching contributions under the Company's 401(k) Plan and Supplemental 401(k) Plan.

(4) Includes special management bonuses paid to these Named Executives for past services to the Company and its predecessors (the "Management Bonuses") in the following amounts: Mr. Jelenic, $10,337,142 ($5,685,428 in shares of Common Stock and $4,651,714 in cash); Ms. Clifton, $5,168,571 ($2,842,714 in shares of Common Stock and $2,325,857 in cash); Mr. Rush, $1,174,676 ($646,072 in shares of Common Stock and $528,604 in cash); Mr. Mailman, $1,174,676 ($646,072 in shares of Common Stock and $528,604 in cash); and Mr. Higginson, $1,033,684 ($568,526 in shares of Common Stock and $465,158 in cash).

(5) In connection with his retirement in October 1998, Mr. Rush forfeited all of his unvested options. As of his retirement, Mr. Rush had 10,494 vested options which, in accordance with the Company's 1997 Stock Incentive Plan (as hereinafter defined), may be exercised by Mr. Rush for a period of one year from the date of his retirement.

STOCK OPTION GRANTS

    The following table sets forth information regarding grants of options to purchase shares of Common Stock made by the Company during the fiscal year ended December 31, 1998 to each of the Named Executives. No stock appreciation rights ("SARs") were granted during 1998.

                             OPTION GRANTS IN 1998

                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL
                             NUMBER OF     PERCENT OF                                  RATES OF STOCK PRICE
                            SECURITIES    TOTAL OPTIONS                                  APPRECIATION FOR
                            UNDERLYING     GRANTED TO      EXERCISE                       OPTION TERM(3)
                              OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   ---------------------------
NAME                        GRANTED (#)      1998(1)      ($/SHARE)(2)    DATE          (5%)          (10%)
--------------------------  -----------  ---------------  -----------  -----------  ------------  -------------
Robert M. Jelenic.........     320,000(4)         34.6%    $   22.50     05/01/08   $  4,528,000  $  11,475,000
Jean B. Clifton...........     160,000(4)         17.3         22.50     05/01/08      2,264,000      5,737,500
William J. Rush...........      25,000(5)          2.7         22.50     05/01/08        353,750        896,500
Allen J. Mailman..........      25,000(4)          2.7         22.50     05/01/08        353,750        896,500
William J. Higginson......      25,000(4)          2.7         22.50     05/01/08        353,750        896,500

------------------------

(1) The Company granted options to purchase a total of 925,700 shares of Common Stock during 1998.

(2) The exercise price was equal to the fair market value of the shares of Common Stock underlying the options on the grant date.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the option holder will receive the amounts reflected.

(4) Options vest and become exercisable in five equal annual installments beginning on the first anniversary of the date of grant.

(5) Mr. Rush forfeited these options in connection with his retirement from the Company in October 1998.

YEAR-END OPTION VALUES

    The following table sets forth information regarding the number and year-end value of unexercised options held at December 31, 1998 by each of the Named Executives. The Named Executives exercised no SARs during fiscal 1998.

                       FISCAL 1998 YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         "IN-THE-MONEY"
                                                                  OPTIONS AT FISCAL         OPTIONS AT FISCAL
                                                                    YEAR-END (#)               YEAR-END ($)
NAME                                                           EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
-------------------------------------------------------------  -----------------------  --------------------------
Robert M. Jelenic............................................       129,166/836,668        $   64,583/$258,334
Jean B. Clifton..............................................        64,582/418,334            32,291/129,167
William J. Rush(2)...........................................        10,494/0                   5,247/0
Allen J. Mailman.............................................        11,302/70,208              5,651/22,604
William J. Higginson.........................................        10,624/67,502              5,312/21,251

------------------------

    Footnotes on following page.

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $15.00 per share, the fair market value of the Common Stock issuable upon exercise of options at December 31, 1998, and the exercise price of the option, multiplied by the applicable number of options.

(2) In connection with his retirement in October 1998, Mr. Rush forfeited all of his unvested options. As of his retirement, Mr. Rush had 10,494 vested options which, in accordance with the Company's 1997 Stock Incentive Plan (as hereinafter defined), may be exercised by Mr. Rush for a period of one year from the date of his retirement.

COMPENSATION PURSUANT TO PLANS

    1997 STOCK INCENTIVE PLAN

    Prior to completion of the Offering, the Board adopted and the stockholders approved the Company's 1997 Stock Incentive Plan (the "1997 Plan"). Set forth below is a discussion of the material terms of the 1997 Plan.

    Subject to adjustment as provided in the 1997 Plan, the 1997 Plan authorizes the granting of up to 4,843,750 shares of Common Stock through (i) incentive stock options ("ISOs") and NQOs (in each case, with or without related SARs) to acquire Common Stock, (ii) awards of restricted shares of Common Stock ("Restricted Stock"), and (iii) performance units ("Performance Units") (collectively, "Awards") to such directors, officers and other employees of, and consultants to the Company, its subsidiaries and affiliates, as may be designated by the Compensation Committee or such other committee of the Board as the Board may designate. All directors, officers, employees of, and consultants to the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and affiliates are eligible to receive Awards under the 1997 Plan, provided, that (i) consultants are not eligible to receive grants of ISOs and (ii) directors are eligible to receive only NQOs, as described below, and Restricted Stock. Approximately 200 persons are currently participating in the 1997 Plan. No participant in the 1997 Plan may be granted Awards covering in excess of 700,000 shares of Common Stock in any fiscal year. The aggregate number of shares available for Awards and the per-participant limitation are 4,843,750 and 2,000,000, respectively, subject to adjustment for certain changes in the Company's capitalization, such as stock dividends or stock splits. Each of the Named Executives received a grant of stock options during 1998. For details regarding the 1998 grants made to the Named Executives, see "--Summary Compensation Table" and "--Stock Option Grants."

    The Compensation Committee currently administers the 1997 Plan, approves the eligible participants who will receive Awards, determines the form and terms of the Awards and has the power to fix vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some of its authority under the 1997 Plan.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly traded companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated other officers ("Covered Employees") to the extent it exceeds $1,000,000 in any one tax year, unless the payments are made based upon the attainment of objective performance goals that are established by a committee of the Board, in accordance with requirements of Section 162(m) of the Code, based upon business criteria and other material terms approved by stockholders. This limitation applies to the Company but did not apply to the Management Bonuses because they were issued prior to the Offering. The 1997 Plan is designed so that options and SARs granted with a fair market value exercise price, and awards of Common Stock designated as "Performance Awards" (as described below), that are made to Covered Employees will be considered performance-based and hence fully deductible. However, the Compensation Committee will have the discretion to grant awards to Covered Employees that will not qualify for the exemption from
Section 162(m). Moreover, in certain cases such as death or disability (as described below), Performance Awards may become payable even though the performance goals are not met, in which event the Performance Awards will not be exempt from Section 162(m) and the Company might lose part or all of its tax deduction.

    Under the terms of the 1997 Plan, the Compensation Committee may from time to time grant options to purchase shares of Common Stock at a price (generally payable in cash and/or shares of Common Stock) determined by the Compensation Committee which in the case of ISOs may not be less than the Fair Market Value (as defined in the 1997 Plan) of the shares of Common Stock, as determined by the mean between the highest and lowest sale prices on the New York Stock Exchange or such other exchange on which the Common Stock is listed on the date the option is granted. Generally, options may not be exercised later than ten years after the date of grant. The Compensation Committee may also grant SARs related to the options granted under the 1997 Plan. A SAR would entitle the holder thereof to receive, upon exercise, the appreciation from the option price to the fair market value of the shares of Common Stock on the date of exercise, such appreciation being payable in cash and/or in shares of Common Stock as determined by the Compensation Committee. Exercise of a SAR cancels the related option to the extent of such exercise, and the shares of Common Stock related thereto are not available for future grants under the 1997 Plan.

    The Compensation Committee determines the times at which an option may be exercised. Except as otherwise determined and as set forth below, an option may only be exercised during employment or generally during the three months following termination of employment for any reason other than death, permanent disability, retirement or cause. Upon termination of employment for cause, an option may no longer be exercised. Stock options generally may be exercised during the period of one year after death if the optionee is still in the employ of the Company or any of its subsidiaries or affiliates at the time of death, to the extent exercisable at the time of termination by death. After termination of an optionee's employment with the Company or any of its subsidiaries or affiliates on account of permanent disability, stock options generally may be exercised during the period of three years after the date of termination to the extent exercisable at the time of termination; provided, that in the event of death prior to expiration of the option term following termination of employment for permanent disability, options generally may be exercised during the period of one year following the date of death, to the extent exercisable at the time of death. After an optionee retires from the Company or any of its subsidiaries or affiliates, the optionee's stock options generally may thereafter be exercised to the extent to which they were exercisable at the time of the optionee's retirement and may be exercised at any time during the one-year period following retirement (or such shorter period as the Compensation Committee determines); provided, that in the event of death prior to the expiration of the option, options generally may be exercised during the period of one year following the date of death.

    The 1997 Plan provides that the Compensation Committee may establish option exercise procedures for purposes of permitting an optionee to defer receipt of compensation beyond the date of the option exercise.

    Under the 1997 Plan, the Compensation Committee may also make awards of Restricted Stock. The Committee may condition the grant or vesting of such awards on the attainment of certain performance goals and/or upon the participant's continued service with the Company or any of its subsidiaries or affiliates. During the period (the "Restricted Period") commencing with the grant of Restricted Stock and ending on attainment of the applicable performance goals or satisfaction of the requisite period of service, the participant is not permitted to sell, transfer, assign or otherwise dispose of the Restricted Stock. The participant generally has the right during the Restricted Period to vote the Restricted Stock and to receive cash dividends paid thereon. However, the Compensation Committee may determine that such cash dividends be deferred and reinvested in additional Restricted Stock and that dividends payable in Common Stock be paid in Restricted Stock. Upon termination of employment prior to the end of the Restricted Period, the Restricted Stock will be forfeited, although the Compensation Committee may waive any remaining restrictions upon termination of employment due to retirement or involuntary termination of employment other than for cause.

    The Compensation Committee may award Performance Units. The Compensation Committee may condition the vesting of such Performance Units on the attainment of specified levels of one or more performance goals described below and/or upon the continued service of the participant. The Performance Units may not be sold, assigned or otherwise transferred during the period (the "Performance Cycle") over which the Performance Units are to be earned. Upon termination of employment prior to the end of the Performance Cycle, the Performance Units will be forfeited, although the Compensation Committee may waive any remaining payment limitations, except as described in the immediately following paragraph, upon termination of employment due to retirement or involuntary termination other than for cause. Subject to the Compensation Committee's approval, a participant may, generally prior to commencement of the Performance Cycle, elect to defer receipt of cash or shares in settlement of the Performance Units. At the end of the Performance Cycle, the Compensation Committee will determine which Performance Units have been earned and will cause to be delivered to the participant a number of shares equal to the number of Performance Units deemed by the Compensation Committee to have been earned or cash equal to the fair market value of such shares.

    The Compensation Committee may designate an award of Restricted Stock or Performance Units to a Covered Employee as a qualified performance-based award ("Performance Award") and condition the vesting of such awards upon the attainment of specified levels of one or more of the following performance goals: earnings per share and/or return on equity. The Compensation Committee does not have the power to waive achievement of such goals, except upon the death or disability of the participant.

    The 1997 Plan provides that the Compensation Committee may establish procedures for the distribution of shares distributable pursuant to Performance Units for purposes of permitting an awardee to defer compensation.

    At the time any Award under the 1997 Plan is granted, the Compensation Committee may grant the participant the right to receive a cash payment in an amount specified by the Compensation Committee, to be paid when the Award results in compensation income to the participant and to help the participant pay the resulting taxes.

    The 1997 Plan also provides that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates and is not an officer, director or employee of EMWP or one of its affiliates will receive, during the term of his or her directorship, an annual grant of NQOs to purchase 10,000 shares of Common Stock on terms and conditions specified by the Compensation Committee.

    The 1997 Plan provides for the use of authorized but unissued shares of Common Stock or treasury shares. To the extent that treasury shares are not used, authorized but unissued shares of Common Stock of the Company have been reserved for issuance upon exercise of options or distribution of Awards granted under the 1997 Plan.

    No Awards may be granted under the 1997 Plan after May 6, 2007, but Awards theretofore granted may extend beyond that date. The 1997 Plan may be amended or discontinued by the Board at any time, but no termination may impair the rights of any holders of options or Awards granted prior thereto without such holder's consent. Subject to certain limitations, the Compensation Committee may amend the terms of any Award retroactively or prospectively, but the 1997 Plan does not permit the Compensation Committee to cause a Performance Award to fail to be exempt from Section 162(m) or impair the rights of any holder without the holder's consent. The Compensation Committee has the power to interpret the 1997 Plan and to make all other determinations necessary or advisable for its administration.

    The Company has filed a registration statement covering the issuance of shares of Common Stock pursuant to the 1997 Plan.

    PENSION PLAN

    Mr. Rush participated in the Journal News, Inc. Retirement Plan (the "JNI Retirement Plan"), which is a noncontributory defined benefit pension plan covering substantially all non-union employees of certain of the Company's subsidiaries. The JNI Retirement Plan provides for normal retirement benefits on the later of the date on which the participant attains age 65 or the fifth anniversary of such participant's becoming a JNI Retirement Plan participant. Annual normal retirement benefits are based on career average pay and generally consists of the sum of the following: (i) for each year after 1993, 1% of the participant's "covered compensation" plus 1.5% of compensation in excess of "covered compensation," (ii) if the participant also participated in the predecessor pension plan, 1.5% of the participant's average annual compensation for 1988-1993, times years of service through October 31, 1993, minus 1.25% of the participant's Social Security benefit, times years of service through October 31, 1993 (up to 40) and (iii) for the period from November 1, 1993 through December 31, 1993, 1% of compensation for such period, up to $3,786, plus 1.5% of the compensation for such period in excess of $3,786. "Covered compensation" is the average of the taxable Social Security wage bases for the 35 years ending in the year of retirement. Mr. Rush retired early, on October 23, 1998, with an annual retirement benefit of $56,458.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The current members of the Compensation Committee are Messrs. Karp, Purcell and Lawrence. The Compensation Committee oversees the compensation policies applicable to all employees, including the executive officers; has the responsibility for establishing the specific compensation packages for the Company's Chief Executive Officer and Chief Financial Officer; has the primary responsibility for administering the 1997 Plan; and will administer the Executive Incentive Compensation Plan, if it is approved by stockholders.

EXECUTIVE COMPENSATION POLICY

    The Company's compensation program is designed to achieve four fundamental objectives: (1) to provide competitive salary levels and compensation incentives that attract and retain qualified executives; (2) to motivate executives to achieve specific strategic short-term and long-term objectives of the Company;
(3) to recognize individual performances and achievements, as well as the performance of the Company relative to that of certain of its peers; and (4) to link the interests of its senior management with the long-term interests of the Company's stockholders. During 1998, the Company's compensation program consisted of base salary, an annual incentive bonus and an annual grant of stock options. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties. The purpose of annual incentive bonuses is to provide recognition for favorable performance and achievement of intermediate-term objectives while the purpose of long-term incentive plan awards and stock option grants is to provide incentives and rewards for long-term performance and to motivate long-term strategic planning. The Company generally establishes base salary, annual incentive bonuses and other compensation awards primarily based on job responsibilities, prior job performance and Company and/or unit performance.

    BASE SALARIES. Base salaries for the Company's executive officers are established annually and when there is a significant change in the executive's level of responsibility. During 1998, the Company did not utilize any formal survey or other compilation of empirical data on executive compensation paid at other companies. Instead, executive compensation was determined based on a number of factors, including the responsibilities, experience, performance and potential of the executive officers and their period of service at current salary levels. In addition, the Company also considered the financial results of the Company and/or unit and certain non-financial measures. The base salary of $825,000 paid to the Company's Chief Executive Officer in 1998 was unchanged from his 1997 base salary. The 1998 stock option grant demonstrates that the Company has continued to transition the Company's compensation program from one based purely on cash to one containing a significant equity component.

    INCENTIVE BONUSES. The Company's executive officers are eligible to receive annual incentive bonuses, which are linked to the operating performance of the Company and/or the operating unit(s) for which they are responsible. The annual incentive bonus is designed to reward selected key employees of the Company who contributed materially to the success of the Company during the most recent fiscal year, thus enabling them to participate in that success as well as providing future incentives. In determining the amount of incentive bonus awarded, the Company takes into account a number of factors including the individual's level of responsibility, performance and achievement of their annual performance goals. For 1998, the Company's Chief Executive Officer received an annual incentive bonus of $195,000. This bonus amount was determined based on a number of factors, including the achievement of the Company's 1998 goals which included the Company's acquisitions completed during the year.

    STOCK OPTIONS. Since May 1997, the Company has been utilizing stock options as a means of providing long-term incentives to members of the Company's management. All stock option awards are granted with an exercise price of at least 100% of Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of grant and currently vest in increments of 20% annually. Currently, no specific formula is used to determine the number of options granted to employees but instead awards are based on an evaluation of each individual's overall past and expected future contribution to the Company. The 1997 Plan also provides for the grant of other forms of long-term awards including restricted stock, SARs and performance units. The Company's Chief Executive Officer received a grant of 320,000 options during 1998, which have an exercise price of $22.50.

    If approved at the 1999 Annual Meeting, the Company intends to implement the Executive Incentive Compensation Plan which provides for quarterly and/or annual incentive awards to the Chief Executive Officer and the Chief Financial Officer if the Company achieves certain specified performance objectives. See "Proposal 2--Approval of the Executive Incentive Compensation Plan."

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    In connection with making decisions with respect to executive compensation, the Company has taken into account, as one of the factors considered, the provisions of Section 162(m), which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to Covered Employees.

Respectfully submitted,

Douglas M. Karp

Joseph A. Lawrence

John R. Purcell

                              CERTAIN TRANSACTIONS

    In connection with the Offering, certain affiliates of E.M. Warburg, Pincus & Co., LLC (collectively, "Warburg, Pincus") executed a voting agreement pursuant to which it agreed with the Company that, with respect to any matter brought to a stockholder vote, Warburg, Pincus will vote in its own discretion shares representing no more than 50% of the voting power of the Company's shares entitled to vote on the applicable matter. The shares owned by Warburg, Pincus, which represent in excess of such 50%, will be voted in the same proportion as the shares voted by the other stockholders on the applicable matter.

    Pursuant to a registration rights agreement, Warburg, Pincus and certain individuals are entitled to certain registration rights with respect to their respective shares of capital stock of the Company aggregating approximately 36,556,250 shares.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 23, 1999, by (i) each person known to the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executives, and (iv) all executive officers and directors of the Company, as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.

                                                                                 AMOUNT AND NATURE
                                                                                   OF BENEFICIAL      PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                OWNERSHIP(1)          CLASS
-------------------------------------------------------------------------------  ------------------  ---------------
Warburg, Pincus Capital Company, L.P.(2).......................................       24,248,774             51.3%
  466 Lexington Avenue
  New York, NY 10017
Warburg, Pincus Investors, L.P.(2).............................................       12,086,349             25.6
  466 Lexington Ave.
  New York, NY 10017
Douglas M. Karp(2)(3)..........................................................       36,457,927             77.1
Gary D. Nusbaum(2)(3)..........................................................       36,457,927             77.1
John L. Vogelstein(2)(3).......................................................       36,457,927             77.1
Robert M. Jelenic(4)(5)........................................................          730,384              1.5
Jean B. Clifton(4)(6)..........................................................          365,831                *
John R. Purcell(7).............................................................           67,000                *
Joseph A. Lawrence.............................................................            5,750                *
William J. Rush(4).............................................................           56,642                *
Allen J. Mailman(4)(8).........................................................           75,552                *
William J. Higginson(4)........................................................           66,859                *
All directors and executive officers as a group (10 persons)...................       37,825,945             79.0%

------------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 23, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

    Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The sole General Partner of Warburg, Pincus Capital Company, L.P. ("WPCC") and Warburg, Pincus Investors, L.P. ("Investors") is WP, a New York general partnership. EMWP manages WPCC and Investors. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the Managing Partner of WP and the Managing Member of EMWP, and may be deemed to control both WP and EMWP. WP has a 20% interest in the profits of WPCC and Investors, as the General Partner. Douglas M. Karp, Gary D. Nusbaum and John
    L. Vogelstein, directors of the Company, are Members and Managing Directors of EMWP and General Partners of WP. As such, Messrs. Karp, Nusbaum and Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in an indeterminate portion of the shares beneficially owned by WPCC, Investors and WP. See Note 3 below.

(3) All of the shares indicated as owned by Messrs. Karp, Nusbaum and Vogelstein are owned directly by WPCC, Investors or Warburg, Pincus Capital Partners Liquidating Trust, a New York trust ("WPLT"), and are included because of their affiliation with WPCC, Investors and WPLT. The principal business of WPLT is to manage the orderly liquidation of the assets formerly held by Warburg, Pincus Capital Partners, L.P., a Delaware limited partnership ("WPCP"), whose partnership agreement terminated on September 30, 1997. Prior to termination of the partnership agreement, WPCP distributed an aggregate of 122,804 shares of Common Stock to WPLT. The trustees of WPLT are Lionel I. Pincus, John L. Vogelstein and Stephen Distler.

    Messrs. Karp, Nusbaum and Vogelstein disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. The address of Messrs. Karp, Nusbaum and Vogelstein is c/o E.M. Warburg, Pincus and & Co., LLC, 466 Lexington Avenue, New York, New York 10017. See Note 2 above.

(4) Includes shares of Common Stock which these individuals have the right to acquire through the exercise of stock options within 60 days of March 23, 1999 as follows: Robert M. Jelenic, 322,332; Jean B. Clifton, 161,166; William J. Rush, 10,494; Allen J. Mailman, 27,604; William J. Higginson, 26,250; John R. Purcell, 4,000; and Joseph A. Lawrence, 4,000.

(5) Includes 250 shares of Common Stock owned by Mr. Jelenic's spouse and 800 shares of Common Stock held by Mr. Jelenic as custodian for his children.

(6) Includes 50 shares of Common Stock owned by Ms. Clifton's spouse, 914 shares of Common Stock held by Ms. Clifton as custodian for her children and 600 shares of Common Stock held by Ms. Clifton as custodian for the benefit of her nieces and nephews.

(7) Includes 7,850 shares of Common Stock owned by Mr. Purcell's spouse. Mr. Purcell disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(8) Includes 1,800 shares of Common Stock owned by Mr. Mailman's spouse.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

    The following graph shows a comparison of cumulative total returns on the Common Stock against the cumulative total return for the Standard & Poors ("S&P") 500 Index and the S&P Publishing (Newspapers) Index. The graph assumes an investment of $100 on May 8, 1997 (the date the Common Stock began trading on the New York Stock Exchange) in the Common Stock, the S&P 500 Index and the S&P Publishing (Newspapers) Index. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
               AMONG JOURNAL REGISTER COMPANY, THE S&P 500 INDEX
                   AND THE S&P PUBLISHING (NEWSPAPERS) INDEX

                                    [GRAPH]

                                                                                 CUMULATIVE TOTAL VALUES*($)
                                                                     ---------------------------------------------------
                                                                                        THE S&P       S&P PUBLISHING
1997 AND 1998                                                          THE COMPANY     500 INDEX    (NEWSPAPERS) INDEX
-------------------------------------------------------------------  ---------------  -----------  ---------------------
May 8, 1997........................................................     $     100      $     100         $     100
June 30, 1997......................................................     $     142      $     111         $     115
September 30, 1997.................................................     $     140      $     119         $     126
December 31, 1997..................................................     $     150      $     123         $     144
March 31, 1998.....................................................     $     149      $     140         $     163
June 30, 1998......................................................     $     120      $     144         $     165
September 30, 1998.................................................     $     105      $     130         $     123
December 31, 1998..................................................     $     107      $     158         $     149

* $100 invested on May 8, 1997 in Common Stock or index, including reinvestment of dividends, fiscal year ending December 31, 1998.

       PROPOSAL 2--APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

    On December 30, 1998, the Board approved and recommended for stockholder approval the Executive Incentive Compensation Plan, a copy of which is attached hereto as Annex A. The Executive Incentive Compensation Plan provides quarterly and/or annual incentive awards to certain executive officers of the Company contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders. The Executive Incentive Compensation Plan is being submitted for stockholder approval in order for the Company's Chief Executive Officer's incentive compensation to comply with the requirements of Section 162(m) of the Code. In general, Section 162(m) disallows deductions for compensation paid to a public corporation's top five executives, unless the compensation is based on performance and approved by stockholders. In the event stockholder approval of the Executive Incentive Compensation Plan is not obtained, no compensation will be paid to the Chief Executive Officer under the plan and the Compensation Committee will consider other alternatives.

    PLAN ADMINISTRATION. The Executive Incentive Compensation Plan is administered by the Compensation Committee of the Board and all decisions and all actions thereof are conclusive and binding. The Compensation Committee establishes the performance goals which must be met before awards are payable under the plan, administers the plan in accordance with terms and conditions of the plan, and certifies prior to payment of any awards that the performance goals for which awards are payable were, in fact, met.

    EFFECTIVE DATE AND ELIGIBILITY. The Executive Incentive Compensation Plan was effective as of January 1, 1999, subject to stockholder approval, and will end on December 31, 2001. The plan applies to the Company's fiscal quarters and fiscal year. Only the Chief Executive Officer, the Chief Financial Officer and executives in comparable positions with the Company are eligible to participate in the Plan.

    CALCULATION OF AWARDS. Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Executive Incentive Compensation Plan. The targets are expressed as a percentage of the participant's base compensation rate. For purposes of the Executive Incentive Compensation Plan, neither the Individual Incentive Target nor the base compensation rate used for the Chief Executive Officer may be increased following approval of the Executive Incentive Compensation Plan by the Compensation Committee. The Individual Incentive Target represents the amount a participant would receive as an award under the plan adjusted up or down depending on actual Company financial performance during the quarter or year for which the award is calculated. The adjustment for Company performance could result in no payout or a payout up to two times the Individual Incentive Target. For all eligible participants other than the Chief Executive Officer, a subjective evaluation of the participant's contribution to the Company's performance is also completed by the Chief Executive Officer and the Compensation Committee and the award may be adjusted upward or downward as a result; provided, however, in no event may a participant's award be more than 200% of the applicable Individual Incentive Target.

    FINANCIAL PERFORMANCE CRITERIA. Company financial performance is measured by comparing actual financial results for a given quarter or year against the pre-determined financial performance goals established by the Compensation Committee. Once established, such goals may not be changed as they apply to the Chief Executive Officer; however, the Compensation Committee has discretion to change the performance goals for participants other than the Chief Executive Officer. The specific financial elements to be used in the comparison to actual financial results are: Revenue Growth; Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"); and Earnings Per Share. The Compensation Committee will authorize the payment of incentive awards immediately before, or as soon as practicable following the end of each quarter or year through a certification that the performance goals for which incentives are payable have been met.

    FEDERAL INCOME TAX CONSEQUENCES OF PLAN PARTICIPATION. Compensation payable under the Executive Incentive Compensation Plan will be taxable to participants as ordinary income (compensation) at the time of payment. The Company will generally be entitled to a corresponding compensation deduction, provided that the payments comply with the requirements of Section 162(m) of the Code.

    NEW PLAN BENEFITS UNDER THE EXECUTIVE INCENTIVE COMPENSATION PLAN. The dollar value of benefits under the Executive Incentive Compensation Plan is based on the future performance of the Company and, therefore, is not readily ascertainable. The maximum incentive compensation payable under the Executive Incentive Compensation Plan to the Chief Executive Officer and Chief Financial Officer is $1,000,000 and $650,000, respectively.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

       PROPOSAL 3--RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Board desires to obtain stockholder ratification of the resolution appointing Ernst & Young LLP, MetroPark, New Jersey, as independent auditors for the Company for fiscal year 1999. Ernst & Young LLP served as the Company's auditors for the fiscal year ended December 31, 1998.

    If the appointment of Ernst & Young LLP is not ratified, the adverse vote will be considered as an indication to the Board that it should select other independent auditors for the following fiscal year. Given the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal year 1999 will be permitted to stand unless the Board finds other good reason for making a change.

    A representative of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1999.

                             COSTS OF SOLICITATION

    The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or by regular employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, certain officers and greater than 10% stockholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1998.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Stockholder proposals submitted for inclusion in the Proxy Statement to be issued in connection with the Company's 2000 Annual Meeting of Stockholders must be mailed to the Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, and must be received by the Secretary on or before December 1, 1999. In addition, stockholder proposals for presentation at the Company's 2000 Annual Meeting of Stockholders must be received by the Secretary no sooner than January 19, 2000 and no later than February 18, 2000. See "General Information Relating to the Board-- Committees of the Board."

                                 ANNUAL REPORT

    A copy of the Company's 1998 Annual Report is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing or calling Melissa L. Capestro, Assistant Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, telephone (609) 396-2200.

                                          By Order of the Board of Directors,

                                          /s/ JEAN B. CLIFTON

                                          Jean B. Clifton

                                          SECRETARY

Trenton, New Jersey

March 31, 1999

                                                                         ANNEX A

                            JOURNAL REGISTER COMPANY
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

PURPOSE OF THE PLAN

    The Executive Incentive Compensation Plan (the "Plan") has been established to support Journal Register Company's (the "Company") objective of being a leader in the newspaper industry, and a company that stresses high quality products and services, superior customer service, and a good return on its stockholders' investment. The Plan provides quarterly and/or annual incentive awards to certain executive officers of the Company, contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders.

    The Plan, as it applies to the Chief Executive Officer ("CEO"), is intended to comply with Section 162(m) of the Internal Revenue Code. Any Plan provision which is determined to be in conflict with the Code section shall be null and void.

PLAN ADMINISTRATION

    The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes the performance goals which must be met before awards are payable under the Plan, administers the Plan in accordance with terms and conditions of the Plan, and certifies, prior to payment of any awards, that the performance goals for which awards are payable were, in fact, met.

EFFECTIVE DATE

    The Plan applies to the Company's fiscal quarters and fiscal year.

ELIGIBILITY

    The Chairman, President and CEO, the Executive Vice President and Chief Financial Officer, and executives in comparable positions with the Company are eligible to participate in the Plan.

    To be eligible to receive an incentive award during any given fiscal year, a participant must be in an eligible position during that fiscal year and remain in an eligible position until the date the awards for that fiscal year are paid.

    Participants who assume an eligible position after the beginning of a fiscal year will be eligible to participate in the Plan during that year. Their Individual Incentive Target will be pro-rated; however, to reflect the actual number of days in that position during the year versus the total number of available work days in the year. Participants who leave the Company, either on a voluntary or involuntary basis, prior to the date awards are paid will cease to be eligible to participate in the Plan on the effective date of their termination of employment.

CALCULATION OF AWARDS

    Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Plan. The targets are based in part on the participant's base compensation rate. The Individual Incentive Target represents the amount a participant would receive as an award under the Plan for the quarter or year if all the Company financial performance goals are met. The actual award amount may be higher or lower than this amount depending on actual Company financial performance during the quarter or year for which the award is calculated. For the purposes of the Plan, the base compensation rate of the CEO may not be increased after the Individual Incentive Target has been established by the Compensation Committee for that particular fiscal year.

    Company financial performance is measured by comparing actual financial results for a given quarter or year against the financial performance goals established by the Compensation Committee prior to the beginning of that fiscal quarter or year. Such goals shall not change, as this Plan applies to the CEO. The specific financial elements used in this comparison are one or more of the following: Revenue Growth; EBITDA; and Earnings Per Share. The Compensation Committee authorizes the payment of incentive awards immediately before, or as soon as practicable following the end of each quarter or year and certifies that the performance targets for which incentives are payable have been met.

    The award level based on Company financial performance may range from 0% to 200% depending on actual results. For participants other than the CEO, after the award level is calculated, the Compensation Committee and the CEO subjectively evaluate such participant's contribution to the Company's performance and the award may be adjusted upward or downward as a result provided however, in no event shall a participant's award be more than 200% of the applicable Individual Incentive Target. The Compensation Committee reserves the right to reduce the level of incentives payable for all participants, at their sole discretion.

AWARD PAYMENTS

    Awards shall be paid immediately before, or as soon as practicable following the end of the fiscal quarter or year for which awards are payable.

OTHER INFORMATION

    The establishment of the Plan, the payment of any award, or any action of the Compensation Committee in connection with the Plan shall not be held or construed to confer upon any participant any legal right to be continued in the employ of the Company.

    Any decision made or action taken by the Compensation Committee in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Compensation Committee and shall be conclusive and binding upon all persons.

    The Plan may be terminated, suspended, withdrawn, amended or modified in whole or in part at any time. No member of the Board of Directors or Compensation Committee shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, officer, agent or participant, except in circumstances involving bad faith, for anything done or omitted to be done by himself/herself.

                                ADMISSION TICKET

                            JOURNAL REGISTER COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS
                           MAY 18, 1999 AT 10:00 A.M.
                                THE WAR MEMORIAL
                             WEST LAFAYETTE STREET
                              TRENTON, NEW JERSEY

                             ADMITS ONE STOCKHOLDER

DIRECTIONS:

FROM PHILADELPHIA:

Take Interstate 95 North to U.S. Route 1 North (Exit 29A-Morrisville). Follow U.S. Route 1 North (to Trenton) approximately six miles to toll bridge (no toll North bound) entering into New Jersey. Immediately upon entering New Jersey, exit onto U.S. Route 29 North. Follow Route 29 North approximately two miles to Willow Street. The War Memorial is to your left, immediately off the exit.

FROM NEW YORK:

Take the New Jersey Turnpike South to Interstate 195 West (Exit 7A). Follow I-195 West (to Trenton) approximately 10 miles to U.S. Route 129 North. Route 129 North will merge onto U.S. Route 1 North. Follow Route 1 North for approximately one mile and exit onto Perry Street. Turn left off the exit ramp onto Perry Street. Turn left at the fifth traffic light onto North Warren Street. Turn right at the third traffic light onto West Lafayette Street. The War Memorial is ahead to your left.



                                                          FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------
1. Election of Class B       FOR all nominees             WITHHOLD AUTHORITY to vote                 *EXCEPTIONS
   Directors                 listed below       / /       for all nominees listed below     / /                       / /




Nominees: Gary D. Nusbaum, Jean B. Clifton and Joseph A. Lawrence

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            ----------------------------------------------------------------------------------------------------------------

2. To approve the Executive Incentive Compensation Plan               3. To ratify the appointment by the Board of Directors
                                                                         of Ernst & Young LLP as independent auditors for
                                                                         the Company for fiscal year 1999.

      FOR  / /    AGAINST  / /     ABSTAIN  / /                             FOR  / /    AGAINST  / /     ABSTAIN  / /

------------------------------------------------------------ ---------------------------------------------------------

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                        ADDRESS CHANGE AND/OR
                                         COMMENTS MARK HERE

                                                                         The signature on the Proxy should correspond exactly
                                                                         with stockholder's name as printed to the left in the
                                                                         case of joint tenants, co-executors or co-trustees, both
                                                                         should sign. Persons signing as Attorney, Executor,
                                                                         Administrator, Trustee or Guardian should give their
                                                                         full title.

                                                                         Dated ____________________________________________, 1999

                                                                         SIGNED _________________________________________________

                                                                         SIGNED _________________________________________________

(PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.)        VOTES MUST BE INDICATED /X/
                                                                                IN BLACK OR BLUE INK.

                            JOURNAL REGISTER COMPANY
                              STATE STREET SQUARE
                              50 WEST STATE STREET
                         TRENTON, NEW JERSEY 08608-1298
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999

Dear Stockholder:

     The Annual Meeting of Stockholders of Journal Register Company will be held at 10:00 a.m. on Tuesday, May 18, 1999 at the War Memorial, West Lafayette Street, Trenton, New Jersey, for the following purposes:

        1. To elect three Class B directors to hold office until the 2002 Annual Meeting of Stockholders.

        2.      To approve the Executive Incentive Compensation Plan.

        3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 1999.

        4. To transact such other business as may properly be presented at the 1999 Annual Meeting or any adjournments or postponements thereof.

Only holders of Common Stock of Journal Register Company of record at the close of business on March 23, 1999 will be entitled to vote at the meeting or any adjournments or postponements thereof.

TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY/VOTING INSTRUCTION CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the Annual Meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach, sign and bring this letter to the meeting as an admission ticket. Directions to the meeting are on the reverse side.

                                        By Order of the Board of Directors

March 31, 1999
                                             Jean B. Clifton
                                             Secretary


                              FOLD AND DETACH HERE


                            JOURNAL REGISTER COMPANY

                         PROXY/VOTING INSTRUCTION CARD

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JOURNAL REGISTER COMPANY FOR THE ANNUAL MEETING ON MAY 18, 1999

     The undersigned appoints Robert M. Jelenic and Jean B. Clifton, and each of them will full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Journal Register Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 1999 and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

(Continued, and to be signed and dated, on the reverse side.)

                                            JOURNAL REGISTER COMPANY
                                            P.O.BOX 11422
                                            NEW YORK, N.Y. 10203-0422